SCHEDULE 13G

Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the undersigned, each of whom is a trustee of the Aon Bain Hogg Pension Scheme (the “Pension Scheme”), hereby constitutes and appoints Michael A. Conway, as his or her true and lawful attorney-in-fact, to:

(1)
execute for and on behalf of the undersigned all Schedules and other statements and amendments thereto required to be filed by the Pension Scheme under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, arising from ownership by the Pension Scheme of warrants to purchase Ordinary Shares of Endurance Specialty Holdings Ltd.;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedule referred to above and the timely filing of such Schedule with the United States Securities and Exchange Commission (“SEC”) and any other authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such an attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The powers granted above may be exercised by such attorney-in-fact on behalf of the undersigned individually or on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.

The undersigned grants such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof, including but not limited to any filing with the SEC of any Schedule referred to above and any agreement to file a single Schedule 13D or 13G in accordance with Regulation §240.13d-1(k). The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act.

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This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect as long as the undersigned shall be subject to Section 13 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

This Power of Attorney may be executed in counterparts, including by facsimile, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on this 26th day of September, 2007.

Anthony Howland Jackson, Trustee	/s/ Anthony Howland Jackson
Witness Signature	/s/ Richard Harris
Name of Witness	Richard Harris
Address of Witness	Xafinity Consulting
8th Floor, 110 Fenchurch St.

Michael A. Conway, Trustee	/s/ Michael A. Conway
Witness Signature	/s/ Richard Harris
Name of Witness	Richard Harris
Address of Witness	Xafinity Consulting
8th Floor, 110 Fenchurch St.

John Cunliffe, Trustee	/s/ John Cunliffe
Witness Signature	/s/ Richard Harris
Name of Witness	Richard Harris
Address of Witness	Xafinity Consulting
8th Floor, 110 Fenchurch St.

Stuart Fox, Trustee	/s/ Stuart Fox
Witness Signature	/s/ Pauline Wood
Name of Witness	Pauline Wood
Address of Witness	Flint House, Ibstone
High Wycombe, Bucks HP14 3XZ

Alan Frame, Trustee	/s/ Alan Frame
Witness Signature	/s/ Martin S. Shipton
Name of Witness	Martin S. Shipton
Address of Witness	101 Hookfield
Epsom Surrey VJ19 8JH

Terence Howatt, Trustee	/s/ Terence Howatt
Witness Signature	/s/ Richard Harris
Name of Witness	Richard Harris
Address of Witness	Xafinity Consulting
8th Floor, 110 Fenchurch St.

David Hughes, Trustee	/s/ David Hughes
Witness Signature	/s/ Richard Harris
Name of Witness	Richard Harris
Address of Witness	Xafinity Consulting
8th Floor, 110 Fenchurch St.

Michael Martin, Trustee	/s/ Michael Martin
Witness Signature	/s/ J.B.L. Humphreys
Name of Witness	J.B.L. Humphreys
Address of Witness	The Flat, Endicolt Farm
Cadeleigh, Tiverton Devon EX16 8RU

Christopher Price, Trustee	/s/ Christopher Price
Witness Signature	/s/ G. Culley
Name of Witness	G. Culley
Address of Witness	The Coach House, Cousley Place
Cousley Wood, Wadhurst TW5 6HF